EXHIBIT 16.1

687 LEE ROAD, STE 210 ROCHESTER, NY 14606	MICHAEL F. CRONIN, CPA 407-754-7027 Email mikeccpa@aol.com	1574 EAGLE NEST CIRCLE WINTER SPRINGS, FL 32708

April 16, 2009

Securities & Exchange Commission
100 F Street NE
Mail Stop 6010
Washington, DC 20549

Dear Sir/Madam:

St. Lawrence Energy Corp. (the “ Company”) has made available to me a copy of its Amendment No. 1 on Form 8-K, dated April 16, 2009 in which it provides information pursuant to Item 4.01 with regard to “Change in Registrant’s Certifying Accountant”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,

s/ Michael F. Cronin
Michael F. Cronin
Certified Public Accountant
NY, FL